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                                 EXHIBIT 10.10

                         RENEWAL EMPLOYMENT AGREEMENT

                  AGREEMENT dated as of September 6, 1998 between NATHAN KANTOR, residing at 6 Wedges Field Road, Weston, Connecticut 06883 ("Executive"), and WINSTAR COMMUNICATIONS, INC., a Delaware corporation having its principal office at 230 Park Avenue, Suite 2700, New York, New York 10169 ("Company").

                  WHEREAS, the Executive has been employed by the Company pursuant to an Employment Agreement dated as of September 5, 1995 which expired by its terms as of September 5, 1998; and

                  WHEREAS, the Company and Executive desire to renew the Agreement in accordance with the terms set forth herein;

                  IT IS AGREED:

         1.       Employment, Duties and Acceptance.

                  1.1 Effective as of September 6, 1998 the Company agrees to the continued employment of Executive as its President and Chief Operating Officer ("COO") and Executive hereby accepts such continued employment on the terms and conditions contained in the Agreement. All of Executive's powers and authority in any capacity shall at all times be subject to the direction and control of the Company's Board of Directors. Executive shall report directly to the Chairman of the Board and Chief Executive Officer of the Company ("CEO").

                  1.2 The Board and the CEO may assign to Executive such general management and supervisory responsibilities and executive duties for the Company or any subsidiary of the Company, including serving as a director, as are consistent with Executive's status as President and COO. The Company and Executive acknowledge that Executive's primary functions and duties as President and COO shall be the overall supervision of, and oversight over, all the operations and employees of the Company and its subsidiaries, affiliates and divisions; provided, however, that Executive shall not supervise the CEO, the Vice Chairman and a Senior Vice President responsible for - capital markets and/or strategic planning of the Company (or one or more officers performing equivalent functions) and their staffs.

                  1.3 Executive accepts such employment and agrees to devote substantially all of his business time, energies and attention to the performance of his duties hereunder, except as set forth in the next sentence. The Company agrees that Executive may devote up to 25% of his business time to his duties as Chairman of the Board of Directors and Chief Executive Officer of Image Telecommunications Corp. ("Image Telecom"), as long as performing such duties does not violate the provisions of Section 5.4 hereof. Nothing herein shall be construed as preventing Executive from making and supervising personal investments, provided they will not interfere with the performance of Executive's duties hereunder or violate the provisions of paragraph 5.4 hereof.

         2.       Compensation and Benefits.

                  2.1 The Company shall pay to Executive a minimum annual base salary of not less than $518,358.64 with annual increases as agreed upon by the Company and Executive. Executive's compensation shall be paid in equal, periodic installments in accordance with the Company's normal payroll procedures.

                  2.2 The Company shall also pay to Executive such bonuses as may be determined from time to time by the Chief Executive Officer and the Board of Directors. The amount of the annual cash bonus payable to Executive may vary at the discretion of the Compensation Committee of the Board of Directors provided, however, that the total bonus shall not exceed 125% of Executive's annual base salary then in effect.


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                  2.3 As additional compensation for services to be rendered by Executive hereunder, the Company shall issue to Executive options to purchase 500,000 shares of Common Stock under the 1995 Performance Equity Plan which options shall vest in accordance with the following two sentences except for certain acceleration events as set forth in the Stock Option Agreements or this Agreement. These options ("Agreement Options") shall be evidenced by three (3) Stock Option Agreements of even date herewith between the Company and Executive. Two hundred seventy seven thousand seven hundred and seventy nine (277,779) of the Agreement Options will have an exercise price of $26.00 per share and will vest one hundred sixty six thousand one hundred sixty seven (166,167) on the Renewal Date and fifty five thousand eight hundred six (55,806) on each anniversary date thereof. One hundred eleven thousand one hundred eleven (111, 111) of the Agreement Options will have an exercise price of $39.00 per share and will vest on the first anniversary date of the Renewal Date and the final one hundred eleven thousand one hundred ten (111,110) of the Agreement Options will have an exercise price of $52.00 per share and will vest on the second anniversary date of the Renewal Date.

                  2.4 Executive shall be entitled to such medical, life, disability and other benefits as are generally afforded to other senior executives of the Company, subject to applicable waiting periods and other conditions.

                  2.5 Executive shall be entitled to four weeks of vacation in each calendar year and to a reasonable number of other days off for religious and personal reasons.

                  2.6 The Company will pay or reimburse Executive for all transportation, hotel and other expenses reasonably incurred by Executive on business trips and for all other ordinary and reasonable out-of-pocket expenses actually incurred by him in the conduct of the business of the Company against itemized vouchers submitted with respect to any such expenses and approved in accordance with customary procedures.

                  2.7 Executive acknowledges that he will be obligated to render services hereunder wherever such services are reasonably required by the Company, which will necessitate substantial travel by Executive, primarily in North America. During the term hereof, the Company shall reimburse Executive for the rent for a suitable office for Executive in Westport, Connecticut. During the term hereof, the Company shall provide Executive with a suitable apartment in Washington, D.C. and an appropriate automobile for Executive's use while in the Washington, D.C. area on Company business; provided, however, that this obligation shall terminate if the Company, in its reasonable discretion, determines that Executive is not required to spend a substantial portion of his time in the Washington, D.C. area; and provided further, however, that, if so terminated, the Company shall reimburse Executive for the costs under his then existing leases of such apartment and car ("Executive's Leases") until such leases can be terminated (it being agreed that Executive shall not enter into any such leases without the consent of the CEO).

         3.       Term and Termination.

                  3.1 The term of this Agreement commences as of September 6, 1998 and shall continue until September 5, 2001, unless sooner terminated as herein provided.

                  3.2 If Executive dies during the term of this Agreement, this Agreement shall thereupon terminate, except that the Company shall pay to the legal representative of Executive's estate (i) the base salary due Executive pursuant to paragraph 2.1 hereof through the date of Executive's death, (ii) a pro rata allocation of bonus payments under paragraph 2.2 during the year of death through the date of Executive's death, (iii) all earned and previously approved but unpaid bonuses, (iv) all valid expense reimbursements through the date of


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the termination of this Agreement and any costs under Executive's Leases, (v)
all accrued but unused vacation pay, and Executive shall retain his rights under paragraph 2.3 hereof and under the Stock Option Agreements executed simultaneously herewith, in accordance with their terms.

                  3.3 The Company, by notice to Executive, may terminate this Agreement if Executive shall fail because of illness or incapacity to render, for six consecutive months, services of the character contemplated by this Agreement. Notwithstanding such termination, the Company shall pay to Executive (i) the base salary due Executive pursuant to paragraph 2.1 hereof through the date of such notice, less any amount Executive receives for such period from any Company-sponsored or Company-paid source of insurance, disability compensation or government program, (ii) a pro rata allocation of bonus payments under paragraph 2.2 during the year in which the disability commenced through the date of such notice, (iii) all earned and previously approved but unpaid bonuses, (iv) all valid expense reimbursements through the date of the termination of this Agreement and any costs under Executive's Leases, (v) all accrued but unused vacation pay, and Executive shall retain his rights under paragraph 2.3 hereof and under the Stock Option Agreements executed simultaneously herewith, in accordance with their terms.

                  3.4 The Company, by notice to Executive, may terminate this Agreement for cause. As used herein, "Cause" shall mean: (a) the refusal or failure by Executive to carry out specific directions of the Board or the CEO which are of a material nature and consistent with his status as President and COO, or the refusal or failure by Executive to perform a material part of Executive's duties hereunder; (b) the commission by Executive of a material breach of any of the provisions of this Agreement; (c) fraud or dishonest action by Executive in his relations with the Company or any of its subsidiaries or affiliates, or with any customer or business contact of the Company or any of its subsidiaries or affiliates ("dishonest" for these purposes shall mean Executive's knowingly or recklessly making of a material misstatement or omission for his personal benefit); or (d) the conviction of Executive of any crime involving an act of moral turpitude. Notwithstanding the foregoing, no "Cause" for termination shall be deemed to exist with respect to Executive's acts described in clauses (a) or (b) above, unless the Company shall have given written notice to Executive specifying the "Cause" with reasonable particularity and, within thirty calendar days after such notice, Executive shall not have cured or eliminated the problem or thing giving rise to such "Cause;" provided, however, that a repeated breach after notice and cure of any provision of clauses (a) or (b) above involving the same or substantially similar actions or conduct, shall be grounds for termination for "Cause" without any additional notice from the Company.

                  3.5 If Executive's employment hereunder is terminated for any reason, then Executive shall, at the Company's request, resign as a director of the Company and all of its subsidiaries, effective upon the occurrence of such termination.

                  3.6 The Executive, by notice to the Company, may terminate this Agreement if a "Good Reason" exists. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following circumstances without the Executive's prior express written consent: (a) a substantial and material adverse change in the nature of Executive's title, duties or responsibilities with the Company that represents a demotion from his title, duties or responsibilities as in effect immediately prior to such change; (b) Executive is not nominated to serve as a director by the Company or is removed from service as a director of the Company; (c) a substantial and material breach of this Agreement by the Company; (d) a failure by the Company to make any payment to Executive when due, unless the payment is not material and is being contested by the Company, in good faith; (e) an occurrence of an "Acceleration Event" occurs within the meaning of the parties' Stock Option Agreement with respect to the Vesting Options; or (f) a liquidation, bankruptcy or receivership of the Company. Notwithstanding the foregoing, no Good Reason shall be deemed to exist with respect to the Company's acts described in clauses (a), (b), (c) or (d) above, unless the Executive shall have given written notice to the Company specifying the Good Reason with reasonable particularity and, within thirty


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calendar days after such notice, the Company shall not have cured or eliminated the problem or thing giving rise to such Good Reason; provided, however, that a repeated breach after notice and cure of any provision of clauses (a), (b), (c) or (d) above involving the same or substantially similar actions or conduct, shall be grounds for termination for Good Reason without any additional notice from the Executive.

                  3.7 In the event that Executive terminates this Agreement for Good Reason, pursuant to the provisions of paragraph 3.6, or the Company terminates this Agreement without "Cause," as defined in paragraph 3.4, the Company shall continue to pay to Executive (or in the case of his death, the legal representative of Executive's estate or such other person or persons as Executive shall have designated by written notice to the Company), all payments, compensation and benefits required under paragraph 2 hereof through the term of this Agreement; provided, however, that (i) a minimum bonus of no less than $180,000 per annum shall be paid through the term of this Agreement;
(ii) Executive's insurance coverage shall terminate upon the Executive becoming covered under a similar program by reason of employment elsewhere; and (iii) Executive shall use his best efforts to obtain employment elsewhere as an employee or consultant and all compensation for services paid or earned and deferred in connection therewith shall be a reduction against the Company's then future obligations hereunder.

         4.       Executive Indemnity

                  4.1 The Company agrees to indemnify Executive and hold Executive harmless against all costs, expenses (including, without limitation, reasonable attorneys' fees) and liabilities (other than settlements to which the Company does not consent, which consent shall not be unreasonably withheld) (collectively, "Losses") reasonably incurred by Executive in connection with any claim, action, proceeding or investigation brought against or involving Executive with respect to, arising out of or in any way relating to Executive's employment with the Company or Executive's service as a director of the Company; provided, however, that the Company shall not be required to indemnify Executive for Losses incurred as a result of Executive's intentional misconduct or gross negligence (other than matters where Executive acted in good faith and in a manner he reasonably believed to be in and not opposed to the Company's best interests). Executive shall promptly notify the Company of any claim, action, proceeding or investigation under this paragraph and the Company shall be entitled to participate in the defense of any such claim, action, proceeding or investigation and, if it so chooses, to assume the defense with counsel selected by the Company; provided that Executive shall have the right to employ counsel to represent him (at the Company's expense) if Company counsel would have a "conflict of interest" in representing both the Company and Executive. The Company shall not settle or compromise any claim, action, proceeding or investigation without Executive's consent, which consent shall not be unreasonably withheld; provided, however, that such consent shall not be required if the settlement entails only the payment of money and the Company fully indemnifies Executive in connection therewith. The Company further agrees to advance any and all expenses (including, without limitation, the fees and expenses of counsel) reasonably incurred by the Executive in connection with any such claim, action, proceeding or investigation, provided Executive first enters into an appropriate agreement for repayment of such advances if indemnification is found not to have been available.


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         5.       Protection of Confidential Information; Non-Competition.

                  5.1      Executive acknowledges that:

                           (a)      As a result of his current  employment with,
and prior retention (as an employee of a consultant) by, the Company, Executive has obtained and will obtain secret and confidential information concerning the business of the Company and its subsidiaries and affiliates (referred to collectively in this paragraph 5 as the "Company"), including, without limitation, financial information, designs and other proprietary rights, trade secrets and "know-how," customers and sources ("Confidential Information").

                           (b)      The Company will suffer  substantial damage
which will be difficult to compute if, during the period of his employment with the Company or thereafter, Executive should enter a business competitive with the Company or divulge Confidential Information.

                           (c)      The  provisions of this Agreement are
reasonable and necessary for the protection of the business of the Company.

                  5.2 Executive agrees that he will not at any time, either during the term of this Agreement or thereafter, divulge to any person or entity any Confidential Information obtained or learned by him as a result of his employment with, or prior retention by, the Company, except (i) in the course of performing his duties hereunder, (ii) with the Company's express written consent; (iii) to the extent that any such information is in the public domain other than as a result of Executive's breach of any of his obligations hereunder; or (iv) where required to be disclosed by court order, subpoena or other government process. If Executive shall be required to make disclosure pursuant to the provisions of clause (iv) of the preceding sentence, Executive promptly, but in no event more than 72 hours after learning of such subpoena, court order, or other government process, shall notify, by personal delivery or by electronic means, confirmed by mail, the Company and, at the Company's expense, Executive shall: (a) take all reasonably necessary and lawful steps required by the Company to defend against the enforcement of such subpoena, court order or other government process, and (b) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

                  5.3 Upon termination of his employment with the Company, Executive will promptly deliver to the Company all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the business of the Company and all property associated therewith, which he may then possess or have under his control; provided, however, that Executive shall be entitled to retain copies of such documents reasonably necessary to document his financial relationship (both past and future) with the Company.

                  5.4 (a) During the period commencing on the date hereof and ending on the date Executive's employment hereunder is terminated (and, if Executive is terminated with "Cause" or Executive terminates this Agreement without "Good Reason," until September 5, 2001), Executive, without the prior written permission of the Company, shall not, anywhere in the world, (i) be employed by, or render any services to, any person, firm or corporation engaged in any business which is directly or indirectly in competition with the Company ("Competitive Business"); (ii) engage in any Competitive Business for his or its own account; (iii) be associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; (iv) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by the Company while Executive was employed by the Company; or (v) solicit, interfere with, or endeavor to entice away from the Company, for the benefit of a Competitive Business, any of its


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customers or other persons with whom the Company has a contractual relationship. Notwithstanding the foregoing, nothing in this Agreement shall preclude Executive from (a) continuing to be the Chairman of the Board and the owner of 100% of the stock of ITC Group, Inc. ("ITC"); provided, however, that Executive shall not personally participate in any ITC activities, other than attendance at Shareholder and Board of Director meetings; (b) investing his personal assets and those of ITC in the securities of any corporation or other business entity which is engaged in a Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in his beneficially owning, at any time, more than 4.9% of the publicly-traded equity securities of such Competitive Business; (c) continuing to be Chairman, Chief Executive Officer and the owner of 51% of the stock of Image Telecom as long as Image Telecom engages only in those business activities currently engaged in by Image Telecom, as described on Schedule 5.4 hereof, or (d) engaging, through Image Telecom, in those business activities currently engaged in by Image Telecom, as described on
Schedule 5.4 hereof.

                           (b)      Executive  and  ITC  agree  that  Section  2
of the Non-Compete and Confidentiality Agreement dated June 1, 1994 between the Company and ITC ("ITC Non-Compete Agreement") is hereby modified and amended to read as follows:


         "2.      Non-competition.

                  2.1 During the term of the Employment Agreement between Nathan Kantor and WinStar, dated September 5, 1995 as renewed by the Employment Agreement dated as of September 6, 1998 collectively, the ("Employment Agreement"), neither ITC nor Executive shall provide services to any segment of a business which (i) provides any or all of the wireless services offered by WinStar or any of its subsidiaries, or to be offered by WinStar or any of its subsidiaries pursuant to its Operating Plans, including, but not limited to, wireless services used in local bypass, competitive access service and 38GHZ, and (ii) directly and materially competes with WinStar or any of its subsidiaries; provided that ITC and Executive shall have the right to provide and shall not be in violation of this agreement or the Employment Agreement by providing (a) services to any business which provides cellular, SMR and PCS end user applications, and (b) services outside the United States.

                  2.2 During the term of the Employment Agreement, neither ITC nor Executive shall provide services (i) to the long-distance business segments of any company with company-wide annual revenues of less than $100 million, and (ii) which directly and materially competes with WinStar or any of its subsidiaries.

                  2.3 ITC and the Executive each agree that, during the term of the Employment Agreement and for a period of 24 months thereafter, they will not, directly or indirectly, solicit for employment any officer, employee, agent, lessor, lessee, customer, prospective customer or supplier of any business operated by WinStar or any of its subsidiaries as of the date of termination or expiration of the Employment Agreement, or otherwise persuade or attempt to persuade any such person or entity to terminate its relationship with any business operated by WinStar or any of its subsidiaries as of the date of termination or expiration of the Employment Agreement.

                  2.4 For a period of one year after the termination or the expiration of the Employment Agreement, neither ITC nor Executive shall provide services to any business segment which competes directly and materially with those wireless services then offered by WinStar or any of its subsidiaries as of the date of termination of the Employment Agreement, provided that ITC and Executive shall have the right to provide and shall not be in violation of this agreement or the Employment Agreement by providing (a) services to any business which provides cellular, SMR and PCS end user applications, and (b) services outside the United


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States.

                  2.5 Notwithstanding the foregoing, (i) if WinStar terminates the Employment Agreement without "Cause" or if Executive terminates his employment with "Good Reason," the term of the covenants in Sections 2.1 - 2.4, above, shall terminate upon termination of employment; and (ii) if WinStar terminates the Employment Agreement with "Cause" or if Executive terminates his employment without "Good Reason," the term of the covenants in Sections 2.1, 2.2, 2.3 and 2.4, above, shall expire, respectively, on September 5, 2001, September 5, 2001, September 5, 2003 and September 5, 2002."


                  5.5 If Executive or ITC commits a breach, or threatens to commit a breach, of any of the provisions of Sections 5.2 or 5.4, the Company shall have the right and remedy:


                           (a)      to have the provisions of this Agreement
specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by Executive that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and



                           (b)      to  require  Executive  and ITC to  account
for and pay over to the Company all monetary damages suffered by the Company as the result of any transactions constituting a breach of any of the provisions of Sections 5.2 or 5.4, and Executive and ITC hereby agree to account for and pay over such damages to the Company.

                  Each of the rights and remedies enumerated in this Section
5.5 shall be independent of the other, and shall be severally enforceable, and such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

                  In connection with any legal action or proceeding arising out of or relating to this Agreement, the prevailing party in such action or proceeding shall be entitled to be reimbursed by the other party for the reasonable attorneys' fees and costs incurred by the prevailing party.

                  5.6 If Executive or ITC shall violate any covenant contained in Section 5.4, the duration of such covenant so violated shall be automatically extended for a period of time equal to the period of such violation.

                  5.7 If any provision of Sections 5.2 or 5.4 is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

                  5.8 The provisions of this paragraph 5 shall survive the termination of this Agreement for any reason.


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         6.       Miscellaneous Provisions.

                  6.1 All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when (i) delivered personally to the party to receive the same, or (ii) when mailed first class postage prepaid, by certified mail, return receipt requested, addressed to the party to receive the same at his or its address set forth below, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 6.1. All notices shall be deemed to have been given as of the date of personal delivery or mailing thereof.

                  If to Executive:

                           Nathan Kantor
                           6 Wedges Field Road
                           Weston, Connecticut  06883

                  With a copy to:

                           George A. Stohner, Esq.
                           Morgan, Lewis & Bockius
                           101 Park Avenue
                           New York, New York  10178

                  If to the Company:

                           WinStar Communications, Inc.
                           230 Park Avenue
                           Suite 2700
                           New York, New York 10169
                           Attn:  Chairman of the Board


                  6.2 This Agreement, the Stock Option Agreements executed simultaneously herewith and the ITC Non-Compete Agreement set forth the entire agreement of the parties relating to the employment of Executive and are intended to supersede all prior negotiations, understandings and agreements. No provisions of this Agreement, the Stock Option Agreements or the ITC Non-Compete Agreement may be waived or changed except by a writing by the party against whom such waiver or change is sought to be enforced. The failure of any party to require performance of any provision hereof or thereof shall in no manner affect the right at a later time to enforce such provision.

                  6.3 All questions with respect to the construction of this Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the law of the State of New York applicable to agreements made and to be performed entirely in New York.

                  6.4 This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. This Agreement shall not be assignable by Executive, but shall inure to the benefit of and be binding upon Executive's heirs and legal representatives.

                  6.5 Should any provision of this Agreement become legally unenforceable, no other provision of this Agreement shall be affected, and this Agreement shall continue as if the Agreement had been


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executed absent the unenforceable provision.

                  6.6 If, during the term hereof, Executive is nominated to serve as a director of the Company but fails to be elected, he shall nonetheless be invited to attend each meeting of the Board of Directors of the Company through the remainder of the term hereof.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.
                                            -----------------------------------
                                            NATHAN KANTOR


                                            WINSTAR COMMUNICATIONS, INC.


                                            -----------------------------------
                                            By: William J. Rouhana, Jr.
                                                Chairman of the Board and Chief
                                                Executive Officer


Paragraphs 5.4 - 5.8 accepted and
agreed to:

ITC GROUP, INC.



By:_________________________
     Nathan Kantor,
     President




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                                 SCHEDULE 5.4

                  The development of an information server for interactive dissemination of video and other information over wireline and wireless communications media.


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